UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
 FORM 8-K
 ______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2020
 ______________________________
LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-35647	90-0224471
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
9785 S. Monroe Street, Suite 400
Sandy, Utah 84070
(Address of principal executive offices, including zip code)
(801) 432-9000
(Registrant's telephone number)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
        Effective September 3, 2020 (the “Resignation Date”), Darren Jensen resigned from his role as President and Chief Executive Officer of LifeVantage Corporation (the “Company”) and from the Company’s Board of Directors.
On September 3, 2020, the Company’s Board of Directors appointed Steven Fife, the Company’s current Chief Financial Officer, as Interim President and Chief Executive Officer.
In connection with Mr. Jensen’s resignation, the Company and Mr. Jensen entered into a Separation Agreement and General Release, dated September 4, 2020 (the “Separation Agreement”), which includes a general release of claims from Mr. Jensen and an agreement from him to provide consulting services on an as needed basis through January 1, 2022 (the “Consulting Term”) to promote a smooth transition of his duties. Under the Separation Agreement, the Company agreed to pay Mr. Jensen cash severance in an aggregate amount equal to $275,000, which is 50% of his annual base salary as of the Resignation Date. This severance amount will be paid in substantially equal monthly installments over the 12 month period following the Resignation Date. The Company also agreed that an aggregate of 74,303 shares underlying two equity awards previously granted to Mr. Jensen would be subject to continued vesting during the Consulting Term, subject to Mr. Jensen continuing to provide consulting services during the Consulting Period as requested. The Separation Agreement also requires Mr. Jensen to comply with restrictions and covenants in favor of the Company, including stock selling restrictions, confidentiality, non-competition and non-solicitation provisions and contains a mutual non-disparagement provision. As a condition to receiving and continuing to receive the severance benefits under the Separation Agreement, Mr. Jensen must not revoke and must remain in compliance with his obligations under that agreement.
The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
In addition, on September 8, 2020, the Company terminated the employment of Ryan Goodwin, its Chief Marketing Officer.
The Company issued a press release announcing these management changes, a copy of which is filed as Exhibit 99.1 hereto.

Item 7.01	Regulation FD Disclosure.
On September 8, 2020, the Company issued a press release announcing the resignation of Darren Jensen as the Company’s President and Chief Executive Officer, the appointment of Steven Fife, the Company’s current Chief Financial Officer, as Interim President and Chief Executive Officer and other management changes. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference in this Item 7.01.
The information furnished in this Item 7.01 to this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated September 4, 2020, by and between the Company and Darren Jensen.
99.1	Press release issued by the Company on September 8, 2020 announcing the management transition.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 8, 2020	LIFEVANTAGE CORPORATION

	By:	/s/ Steven R. Fife
	Name:	Steven R. Fife
	Title:	Chief Financial Officer and Interim President and Chief Executive Officer